Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Registration #333-168640) on Form S-8 as filed with the Commission on August 9, 2010 of North Central Bancshares, Inc. of our report dated June 15, 2012, relating to the financial statements and supplemental schedule of the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan, which appears in this Annual Report on Form 11-K of First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan for the year ended December 31, 2011.

/s/ McGladrey LLP

Des Moines, Iowa
June 15, 2012